Exhibit 10.25

ACE RECYCLING PTE. LTD.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between ACE RECYCLING PTE. LTD., a Singapore private company limited by shares (the “Company”) and NISHCHAY CHADHA of Singapore (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company is a wholly-owned subsidiary of Ace Green Recycling, Inc., a Delaware corporation (hereinafter referred to as the “Parent”); and

WHEREAS, the Parent and the Company desire to obtain the services of the Executive as the Chief Executive Officer of the Company and the Executive desires to assume that position with the Company; and

WHEREAS, the Company and the Executive desire to formalize such employment relationship; and WHEREAS, the Singapore Employment Act does not apply to the Executive.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Term. The Company hereby agrees to employ the Executive for a period of five (5) years commencing on September 1, 2021 and ending August 31, 2026 (the “Term”). At the written request of the Executive given not less than ninety (90) days before the expiration of the term of this Agreement, the Company and the Executive shall meet to review the Executive’s performance with the Company and to determine if the Company and the Executive desire to enter into a new Employment Agreement for the continuation of the Executive’s employment.

2. Duties of Executive. The duties of the Executive at the Company shall be as follows:

(a) The Executive shall perform the duties of the Chief Executive Officer, as set forth in the Bylaws of the Company and such other executive duties which are commensurate with his position with the Company and which are assigned to him by the Parent’s Board of Directors not inconsistent with the provisions hereof. The Executive agrees that during the term of his employment he will give his best efforts and skills to the business and interest of the Company.

(b) The Executive agrees that he will at all times apply his best efforts to comply with the Company’s policies relating to document and correspondence creation, filing and management to ensure that the Company’s records are secured and preserved.

(c) The Executive agrees that he will obey all reasonable rules, regulations and special instructions applicable to him and will endeavor to improve his ability and knowledge of the business of the Company in an effort to increase the value of his services for the mutual benefit of the parties hereto.

(d) The Executive agrees that he will to the best of his effort make available to the Company information of which he has knowledge that is relevant to the Company’s business, and he will make suggestions and recommendations which he feels will be of benefit to the Company.

3. Compensation and Benefits. For and in consideration of the performance by the Executive of the services, terms, conditions, covenants and promises herein recited, the Company agrees and promises to pay to the Executive at the time and in the manner stated, the following:

(a) As the principal consideration for the services to be performed by the Executive hereunder during the term of his employment, the Executive shall receive, as a base salary, the equivalent sum of USD 180,000.00 per year, which amount shall be payable in bi-weekly installments or in the manner and on the timetable in which the Company’s payroll is customarily handled, or at such more frequent intervals as the Company and the Executive may hereafter agree to from time to time.

(b) In addition to the above, for so long as the Executive shall remain employed, the Company shall, at no cost to the Executive, provide health insurance (including dental and vision coverage) for the Executive and his family, disability insurance, long-term care insurance and term life insurance for the Executive’s designated beneficiaries in an amount not less than the equivalent sum of USD 1,000,000.00.

(c) Upon submission of expense account reports and supporting documents, the Company shall reimburse the Executive for all reasonable travel, entertainment, social and professional club dues and other reasonable and necessary business expenses incurred ordinarily and necessarily by the Executive as part of and in connection with the performance of the duties specified herein.

(d) The Company shall provide to the Executive at least four (4) weeks of annual paid vacation time.

(e) The Executive shall be entitled to compensation raises and bonus compensation in amounts determined by the Parent’s Board of Directors from time to time, but no less often than annually.

(f) In the event the Executive is required by Company to relocate to another city, the Company shall advance all of Executive’s expenses for “white glove” moving and relocation of Executive’s household and family plus a relocation bonus in the equivalent amount of USD 30,000.00.

(g) All compensation hereunder shall be subject to the Company’s and Executive’s obligations to contribute to the Central Provident Fund, Supplementary Retirement Scheme, or whatever statutorily required program is then applicable to the Executive and the Company, and all compensation amounts described herein are gross amounts prior to such required deductions.

(h) Executive shall be entitled to the minimum leave for employees exempt from the Employment Act, if any, for sickness, hospitalization, maternity and childcare.

4. Payments on Death or Incapacity. In the event of the Executive’s death or incapacity during the term hereof, the Company shall:

(a) Make Payment of any and all compensation earned or accrued by the Executive under Section 3(a) hereof, and any additional compensation granted to the Executive by the Parent’s Board of Directors, through a date ending one hundred eighty (180) days after his death or incapacity and not theretofore paid;

(b) Make payment pursuant to Section 3(c) hereof of any and all expense incurred by the Executive through the date of his death or incapacity and not theretofore reimbursed; and

(c) Make such payments, if any, when due to the Executive, his heirs, assigns, successors-in- interest, or legal representatives under any plans in existence for the benefit of executives of the Company and of which plans the Executive was, upon his death or incapacity, a beneficiary.

5. Termination.

(a) At any time during the Term the Company may discharge the Executive for “cause”, upon providing the Executive with ten (10) days’ prior written notice of his dismissal stating the “cause” of dismissal. The only occurrences which shall constitute “cause” within the meaning of this paragraph shall be the following:

(i) The conviction of the Executive by a court of competent jurisdiction of a crime involving moral turpitude committed during the term of his employment;

(ii) The commission by the Executive of an act of fraud upon, or materially evidencing bad faith, dishonesty, or disloyalty toward the Company during the term of his employment;

(iii) The misappropriation of any funds or property of the Company by the Executive during the term of his employment;

(iv) The Executive’s intentional failure or refusal to perform the services specified, or to carry out any reasonable and lawful directions of the Company with respect to the services to be rendered or the manner of rendering such services by the Executive; provided, however, that the Executive’s failure or refusal is material and repetitive, and the Executive has been give reasonable written notice and explanation of each refusal or failure, and reasonable opportunity to cure such refusal or failure, and no cure has been effected within a reasonable time after notice; or

(v) The physical or mental disability of the Executive to such an extent that the Executive is unable to substantially perform his normal and usual duties at the Company as set forth hereunder for a period of one hundred twenty (120) consecutive days; however, the Company will be obligated to continue to pay the Executive during said one hundred twenty (120) day period any and all base salary owed to him under paragraph 3(a) hereof.

(b) The Executive may resign without cause at any time during the Term by providing written notice of resignation to the Company. The Executive may be terminated without cause upon thirty (30) days prior written notice. If the Executive is terminated without cause, the Executive shall be entitled to receive from the Company: (i) all expenses incurred by the Executive through the effective date of his termination and not theretofore reimbursed; (ii) severance pay equal to the Executive’s base salary for the period of time remaining in the Term or twelve (12) months, whichever is greater; and (iii) payments due to the Executive if he had not been so terminated, under any plans in existence for the benefit of executives of the Company and of which plans the Executive was a beneficiary.

If such termination shall be by the Company without cause or pursuant to Section 5(a)(v), or if the Executive shall resign because of physical or mental disability, as defined therein, the Executive shall receive all amounts of any bonus for that fiscal year, which the Executive would be entitled to receive if this Agreement had not been so terminated; provided, however, that if the resignation shall be pursuant to a disability, as defined in Section 5(a)(v), then such amount shall be limited to an amount equal to the bonus for that fiscal year multiplied by a fraction, the numerator of which shall be the number of months during that year prior to termination and a denominator of twelve (12). If the Company terminates the Executive without cause, then in addition to all other amounts payable to the Executive hereunder, he shall be entitled to receive any compensation which he may be entitled to receive pursuant to any other agreement with the Company.

6. Incentive Compensation. In addition to the compensation payable to the Executive pursuant to Section 3(a), it is anticipated that the Executive will receive incentive compensation which is based upon the performance of the Executive in causing the Company to reach or maintain various levels of profitability, sales, gross profit and operating margins, and similar criteria for the Company and any related entities. The Parent’s Board of Directors and the Executive will use their best efforts to mutually agree on such criteria and levels of performance and corresponding bonus amounts. If the Parent’s Board of Directors and the Executive are unable to agree on the incentive compensation, then the Executive shall receive such incentive compensation, if any, that the Parent’s Board of Directors in its sole discretion deems appropriate.

7. No Solicitation. During the Term and for a one-year period after the Term (the “Restricted Period”), neither the Executive nor an Executive-Controlled Person (as hereinafter defined) will, without the prior written consent of the Parent’s Board of Directors, directly or indirectly solicit for employment any person who is, at any time during the Restricted Period, an officer, executive or employee of the Company. As used in this Agreement, the term “Executive-Controlled Person” shall mean any company, partnership, firm or other entity as to which the Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

8. Confidentiality; Company Property. The Executive acknowledges that, as a result of his status as a Director of and as Chief Executive Officer of the Company, he has, or will have, access to and possession of important, confidential information and knowledge as to the business of the Company and its affiliates, including, but not limited to, knowledge of products of the Company and its affiliates, patents, technology, know-how, marketing and operating strategies, licensing and other agreements, financial results and projections, future plans, the provisions of other important contracts entered into by the Company and its affiliates, possible acquisitions and similar information. The Executive agrees that such knowledge and information constitute a vital part of the business of the Company and are by their nature trade secrets and confidential information proprietary to the Company (collectively, “Confidential Information”). The Executive agrees that he shall not divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any Confidential Information without the consent of the Parent’s Board of Directors. As used in this Agreement, the term “Confidential Information” shall not include any knowledge or information that the Executive can demonstrate: (i) is or becomes available to others, other than as a result of breach by the Executive of this Section 8; (ii) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive through his status as an officer or employee of the Company; or (iii) becomes available to the Executive on a non-confidential basis from a third party (other than the Company, its affiliates and any of their representatives) who is not bound by any confidentiality obligations to the Company or any of its affiliates. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive or made available to him relating to the Company or any of its affiliates are and shall remain the Company’s property, and shall be delivered to the Company promptly upon any termination of the Executive’s employment with the Company, or at any other time on request, and such information shall be held confidential by the Executive after any termination of his employment with the Company.

9. No Competition During Employment. During the Term, neither the Executive nor any Executive-Controlled Person will, without the prior written consent of the Parent’s Board of Directors, render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in any business or activity which directly competes with the business activities of the Company.

10. Remedies; Severability. The Executive agrees that the provisions of this Sections 7, 8 and 9 are reasonable and necessary for the protection of the Company and that they may not be adequately enforced by an action for damages. Therefore, in the event of a breach or threatened breach of Sections 7, 8 or 9 by the Executive or any Executive-Controlled Person, the Company shall be entitled, in addition to all other remedies, to an injunction and/or restraining order enjoining the breach or threatened breach of the provisions of Sections 7, 8 or 9 or otherwise to enforce specifically such provisions against violation, without the necessity of posting any bond or other security by the Company. The Executive further agrees that if he shall violate any of the covenants and agreements under Sections 7, 8 or 9, the Company shall be entitled to an accounting and repayment of all profits, commissions or other benefits which the Executive has realized and/or may realize as a result of or arising out of any such violation. Such remedy shall be cumulative and not exclusive and in addition to any injunctive relief or other legal or equitable remedy to which the Company is or may be entitled. In addition, the prevailing party shall also be entitled to its reasonable attorneys’ fees and costs incurred in any action in which it is successful in establishing or defending against an alleged violation of Sections 7, 8 or 9. The provisions contained in Sections 7, 8 or 9 as to the time periods, scope of activities and persons or entities affected shall be deemed severable so that, if any provision contained in Sections 7, 8 or 9 are determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent permitted by law.

11. Miscellaneous.

(a) The undersigned parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons or firms represented or purported to be represented by such respective party.

(b) A waiver by either party of any of the terms and conditions of this Agreement in any instances shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term and condition of the Agreement.

(c) This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the undersigned parties, provided however, that no amendment to this Agreement shall be effective against the Company unless such amendment has been approved by the Parent’s Board of Directors.

(d) Any notice, request, demand or other communication permitted to be given hereunder shall be in writing and shall be deemed to be duly given when personally delivered to an executive officer of the Parent (for notices to the Company) or to the Executive, as the case may be, or when delivered by a bona fide internationally-recognized courier service, or by read receipt email, at the respective addresses of the Parent and the Executive as indicated in the Company’s records. Either party may change, by written notice transmitted in the manner prescribed above, the address to which notices are to be sent.

(e) This Agreement shall be construed, interpreted and enforced in accordance with the laws of Singapore and, to the extent required to comply with the requirements of the laws of Singapore, the parties hereto agree to amend and modify this Agreement to accomplish the same.

(f) If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

(g) This Agreement is personal to each of the parties hereto, and, except as herein otherwise provided, neither party may assign, transfer in any way or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party. This Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of, any “successor” of the Company, but such assignment by the Company shall not relieve it of any obligations hereunder. As used herein, the term “successor” shall mean only any person, firm, corporation or other business entity which at any time by merger, consolidation or otherwise shall have acquired all or substantially all of the stock of the Company or to which the Company shall have transferred all or substantially all of its assets. Any such successor shall be deemed to be substituted for all purposes as the Company hereunder. If requested by the Executive, as a condition to any such merger, consolidation or transfer, the corporation resulting from such consolidation or into which such merger is to be made shall assume by an instrument in writing all of the obligations of the Company hereunder.

(h) All amounts payable to Executive hereunder shall be payable in Singapore dollars.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement is entered into by the Executive and the Company as of this the 1st day of September, 2021.

COMPANY:

ACE RECYCLING PTE. LTD.

By:	/s/ Nischay Chadha
NISHCHAY CHADHA, Director

EXECUTIVE:

/s/ Nischay Chadha
NISHCHAY CHADHA